Exhibit 21.1
SIGNIFICANT SUBSIDIARIES OF REGISTRANT
December 31, 2013

Company (1)	Organized Under Laws of	Percent of Voting Securities Owned (2)
FMC Technologies Inc.	Delaware	Registrant

Control Systems International, Inc.	Kansas	100%
Direct Drive Systems, Inc.	Delaware	100%
FMC Eurasia LLC	Russia	100%
FMC Kongsberg Holding AS	Norway	100%
FMC Kongsberg International A.G.	Switzerland	100%
FMC Kongsberg Services Limited	United Kingdom	100%
FMC Kongsberg Subsea AS	Norway	100%
FMC Petroleum Equipment (Malaysia) Sdn. Bhd.	Malaysia	100%
FMC Separation Systems B.V.	the Netherlands	100%
FMC Subsea Service, Inc.	Delaware	100%
FMC Technologies AG	Switzerland	100%
FMC Technologies Argentina S.R.L.	Argentina	100%
FMC Technologies AS	Norway	100%
FMC Technologies Australia Limited	Australia	100%
FMC Technologies B.V.	the Netherlands	100%
FMC Technologies Brazil Finance B.V.	the Netherlands	100%
FMC Technologies Company	Nova Scotia	100%
FMC Technologies Completion Services, Inc.	Colorado	100%
FMC Technologies de Mexico S.A. de C.V.	Mexico	100%
FMC Technologies do Brasil Ltda.	Brazil	100%
FMC Technologies Energy S.C.S.	Luxembourg	100%
FMC Technologies Global B.V.	the Netherlands	100%
FMC Technologies International Services B.V.	the Netherlands	100%
FMC Technologies Limited	United Kingdom	100%
FMC Technologies Limited (Nigeria)	Nigeria	100%
FMC Technologies Measurement Solutions, Inc.	Delaware	100%
FMC Technologies Norway AS	Norway	100%
FMC Technologies S.A.	France	100%
FMC Technologies S.a.r.l.	Luxembourg	100%
FMC Technologies Global Supply SDN. BHD.	Malaysia	100%
FMC Technologies Singapore Pte. Ltd.	Singapore	100%
FMC Technologies Surface Wellhead B.V.	the Netherlands	100%
FMC Wellhead Equipment Sdn. Bhd.	Malaysia	100%
Multi Phase Meters AS	Norway	100%
P.T. FMC Technologies Subsea Indonesia	Indonesia	100%
P.T. FMC Santana Petroleum Equipment Indonesia	Indonesia	60%
FMC Technologies Canada Ltd.	Alberta	100%
Smith Meter GmbH	Germany	100%

(1)
The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Company is a minority owner of certain other affiliates. These entities are not subject to inclusion in determination of the Company’s significant subsidiaries.

(2)	Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent.